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                      Kramer Levin Naftalis & Frankel LLP

                               919 THIRD AVENUE

                          NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                            47, AVENUE HOCHE
FAX (212) 715-8000                                               75008 PARIS
                                                                    FRANCE

                                 July 27, 2001


The Bear Stearns Funds
575 Lexington Avenue
New York, New York 10022

     Re:    The Bear Stearns Funds
            Registration No. 33-84842
            Post-Effective Amendment
            to Registration Statement on Form N-1A
            --------------------------------------

Gentlemen:

            We consent to the reference to our Firm as counsel in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A.


                                   Very truly yours,


                                   /s/ Kramer Levin Naftalis & Frankel LLP